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                                                                    Exhibit 23.2
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CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 24, 2004 relating to the financial statements of Nordural hf as of December 31, 2003 and for each of the three years in the period ended December 31, 2003, which appears in Century Aluminum Company's Current Report on Form 8-K dated March 16, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


PricewaterhouseCoopers hf
Reykjavik, Iceland
March 16, 2004


/s/ Reynir Vignir                             /s/ Kristinn Freyr Kristinsson
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Reynir Vignir                                 Kristinn Freyr Kristinsson
State authorized public accountant            State authorized public accountant